EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             RICHFOOD HOLDINGS, INC.
                  (amended and restated Through June 18, 1998)



                                   ARTICLE I.

                            Meetings of Shareholders.

           1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

           1.2 Annual Meetings. Subject to the Board of Directors' ability to postpone a meeting under Virginia law, the annual meeting and all other meetings of shareholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting. The annual meeting shall be held for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be in writing and delivered or mailed to and received by the Secretary not less than sixty (60) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of the Corporation's shares that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.2; provided, however, that nothing in this Section 1.2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.2, the chairman of the meeting shall declare to the shareholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

           1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board or the Chief Executive Officer or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

           1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

           1.5 Quorum. Any number of shareholders together holding at least a majority of the votes entitled to be cast by a voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of that voting group for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

           1.6 Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have that number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

           1.7 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

                                   ARTICLE II.

                                   Directors.

           2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board.
           2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be twelve (12)(1), and shall be subject to change as provided in the Articles of Incorporation.






--------
    (1) The Board of Directors has amended Section 2.2, effective as of August 20, 1998, to reduce the number of Directors to eleven (11).

           2.3 Election and Removal of Directors; Quorum.

                      (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

                      (b) Directors shall hold their offices for terms of one year and until their successors are elected.

                      (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next annual meeting of shareholders and when his successor is elected.

                      (d) A majority of the number of Directors elected and serving shall constitute a quorum for the transaction of meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

                      (e) Subject to any rights of holders of preferred shares, only persons who are nominated in accordance with the procedures set forth in this Section 2.3(e) shall be eligible for election as Directors. Notice of nominations made by shareholders entitled to vote for the election of Directors shall be received in writing by the Secretary not less than fifty (50) nor more than seventy-five (75) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last meeting of shareholders called for the election of Directors. Each notice shall set forth
(i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number and class of capital shares of the Corporation beneficially owned by each such nominee. The Secretary shall deliver all such notices to the Corporation's Nominating Committee, or such other committee as may be appointed by the Board of Directors from time to time for such propose, for review. The Nominating Committee shall thereafter make its recommendation with respect to nominees to the Board of Directors. The chairman of any meeting of shareholders called for the election of Directors may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                      (f) No person shall be elected or re-elected as a Director if at the time of any proposed election or re-election he or she shall have attained the age of seventy (70) years.

           2.4 Chairman and Vice Chairmen of the Board. The Board at its annual meeting shall elect a Chairman of the Board and may elect one or more Vice-Chairmen of the Board, each of whom shall hold office until the next annual meeting and until their successors are elected. The Chairman and any Vice-Chairman may be removed summarily with or without cause, at any time, by the Board. Vacancies in such positions may be filled by the Board of Directors.

           2.5 Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, any Vice-Chairman of the Board, the Chief Executive Officer or any one of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

           2.6 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, except that, by resolution of the Board of Directors, Directors may be paid (i) a retainer in an amount determined by the Board of Directors for their services as such, (ii) an additional retainer in an amount determined by the Board of Directors for their services as Chairman of the Board of Directors or chairman of any special or standing committee of the Board of Directors, and (iii) a fixed sum and expenses for attendance at each regular, adjourned, or special meeting of the Board of Directors or any special or standing committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

           2.7 Director Emeritus. The Board of Directors may from time to time elect one or more Directors Emeritus. Unless otherwise determined by the Board of Directors, the election of a Director Emeritus shall continue in effect for the remainder of his or her life. The Chairman of the Board and the Chief Executive Officer may, at their election, call upon any Director Emeritus from time to time for advice and consultation on matters of importance to the Corporation and the Chairman of the Board or the Chief Executive Officer may, on special occasions, invite any Director Emeritus to attend meetings of the Board of Directors. In order that the position may be solely an honorary one carrying with it no obligation for the performance of any specific duties, the provisions pertaining to Directors contained in the Articles of Incorporation of the Corporation and in these Bylaws shall not apply to any Director Emeritus. Directors Emeritus shall not be entitled to receive any compensation from the Corporation for serving in such capacity.

                                  ARTICLE III.

                                   Committees.

           3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, may elect an Executive Committee which shall consist of not less than two Directors, including the Chief Executive Officer. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation or by these bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to ' 13.1-706 of the Virginia Code; (iv) adopt, amend, or repeal the bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

           3.2 Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, shall elect an Audit Committee which shall consist of not less than three Directors; provided, however, that a majority (and not less than three) of the Directors constituting the Audit Committee shall be neither (i) officers or employees of the Corporation or any of its subsidiaries, nor (ii) Affiliates of any of the Corporation's Customers or any such Customers' subsidiaries. In addition, the composition of the Committee shall comply with the requirements of any listing agreement of any securities exchange or association to which the Corporation is a party. At the time of election of the Committee, the Board of Directors shall designate (or, in the absence of such designation by the Board, the members of the Committee shall designate) one of the members of the Committee to be its Chairman to serve until a successor is designated and serving. The duties and responsibilities of the Audit Committee shall be set forth in an Audit Committee Charter which shall be adopted by the Board of Directors and which may be amended by the Board from time to time.

           3.3 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors. The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

           3.4 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

           3.5 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

           3.6 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

           3.7 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

           3.8 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these bylaws.

                                   ARTICLE IV.

                                    Officers.


           4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer or Chief Financial Officer. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer or Chief Financial Officer. Other officers, including one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chief Executive Officer shall be chosen from among the Directors. The same individual may simultaneously hold more than one office as the Board of Directors may determine.

           4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

           4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

           4.4 Duties of the Chief Executive Officer. The Chief Executive Officer shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a director, and, except as otherwise provided in these bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman and any Vice-Chairman of the Board, or if there are no such officers, the Chief Executive Officer shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

           4.5 Duties of the President. The President shall have such powers and duties as may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

           4.6 Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the Chief Executive Officer, the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors, the Chief Executive Officer or the President to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

           4.7 Duties of the Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Audit Committee, the Chief Executive Officer or the President. The Treasurer or Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

           4.8 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

           4.9 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.



                                   ARTICLE V.

                                 Capital Stock.


           5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

           5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

           5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

           5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


                                   ARTICLE VI.

                            Miscellaneous Provisions.

           6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

           6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

           6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

           6.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any bylaws and to enact bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

           6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chief Executive Officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chief Executive Officer may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

           6.6 Charter Definition of "Customer". The term "Customer", as used in
Article III, Section (B)(3)(a)(vi) of the Company's Articles of Incorporation, shall mean any person engaged in the sale of grocery products that utilizes the Company or the Company's subsidiaries as its primary source of supply for such products. The determination of whether a person utilizes the Company or the Company's subsidiaries as its primary source of supply shall initially be made by the officers of the Company and shall be reflected in the books and records of the Company; provided, that the Board of Directors shall retain the power pursuant to Article III, Section (B)(3)(b) of the Articles of Incorporation to determine whether any person is or has ceased to be a Customer.



                                  ARTICLE VII.

                                Emergency Bylaws.


           The emergency bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these emergency bylaws, the bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the emergency bylaws shall cease to be operative unless and until another such emergency shall occur.

           During any such emergency:

                      (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.5 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

                      (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

                            (i) the President, if not already serving as a
Director;

                           (ii) Vice-Presidents  not already serving as
Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                           (iii) All other  officers of the  Corporation  in the
order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

                         (iv) Any other persons that are designated on a list
that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                      (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

                      (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

           No officer, Director or employee shall be liable for action taken in good faith in accordance with these emergency bylaws.

           These emergency bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.